SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 3, 2012

MMEX MINING CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-152608	26-1749145
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2626 Cole Avenue, Suite 610
Dallas, Texas 75204
 (Address of principal executive offices)

Registrant's telephone number, including area code:  (214) 880-0400

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01  Entry into a Material Definitive Agreement.

We have previously reported that through our Armadillo Mining Corporation subsidiary, we entered into an Option Agreement, dated January 20, 2011 to acquire 50% of the Colombian metallurgical coal company, C.I. Hunza Coal Ltda. (“Hunza”).  Hunza owns and operates a mine located in the Boyaca province of Colombia.  The option agreement provided that we would make exclusivity payments in stages in order to maintain our option rights and would be required to invest funds in mine exploration and production over a 12 month period in order to acquire the 50% interest in Hunza.

On February 3, we executed and delivered an amendment to the option agreement which, among other items, provides that:

•
In order to exercise our option to acquire 50% of Hunza, we will be required to complete the payment of exclusivity fees on or before February 29, 2012, including issuing a $1.2 million note convertible into 4,000,000 shares of our common stock.

•
After exercise of the option, we will be obligated to fund an additional $3.0 million upon the earlier of May 1, 2013 or 90 days after the completion of the technical resources report which will be commissioned by Hunza.

•	We will pledge one half of our interest in Hunza to secure any payment default by us, which default would result in a reduction of our interest to 25% of Hunza.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMEX Mining Corporation

Date: February 9, 2012	By:	/s/ Jack W. Hanks
Jack W. Hanks
President and Chief Executive Officer

3